UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - June 18, 2008

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane
New Castle, PA 16105
(Address of principal executive offices)

(724) 654-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Andrew Carr Conway, Jr. resigned as Chief Financial Officer of Axion Power International, Inc. (the “Company”) effective as of June 18, 2008.

On June 18, 2008, the Company appointed Don Hillier as its Chief Financial Officer pursuant to a written Executive Employment Agreement (the “Employment Agreement”). The following summarizes the material terms of the Employment Agreement:

•	The initial term of the Employment Agreement begins effective as of June 16, 2008 and continues until June 15, 2011;

•
Mr. Hillier will receive a monthly salary of $12,500 for the period beginning June 16, 2008 and ending June 15, 2011. The Company will review Mr. Hillier’s salary at the end of six (6) months and then on an annual basis thereafter, such salary shall be subject to renegotiation on the basis of the performance of Mr. Hillier and the Company;

•
Mr. Hillier was issued a restricted stock award of 90,000 shares of our common stock under our Incentive Stock Plan (the “Restricted Stock”). The Restricted Stock vests over a three year period at a rate of 30,000 shares per year on June 16 of each of 2009, 2010 and 2011; and

•
Mr. Hillier was granted an option to purchase 180,000 shares of our common stock. The exercise price of the option is $2.50 per share and the option vests at the rate of 5,000 shares per month through the term of the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Hillier’s rights under the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement.

Mr. Hillier, 47, is a Certified Public Accountant (inactive status) with 24 years experience that encompasses “Big Four” accounting firms in Atlanta and Pittsburgh, as an entrepreneur providing financial consulting to enterprises ranging from early stage start up to Fortune 100 companies, and a chief financial officer and director of international operations for two companies prior to the Company. Mr. Hillier’s experience includes broad-based corporate finance including SEC reporting, mergers and acquisitions, capital formation and corporate taxation as well as starting and managing an international subsidiary in Sao Paulo, Brazil. Mr. Hillier has been a guest speaker in a variety of panel discussions. He earned his M.B.A. in corporate finance and international operations from Duquesne University in Pittsburgh, Pennsylvania in 2000 where he graduated with high honors.

Before joining the Company, Mr. Hillier served through Resources Global Professionals, from 2003-2007, as an executive financial consultant to various companies including Belden, Inc., Curtiss Wright, Sony Corporation, Knova Software, HJ Heinz Company and Michael Baker Corporation providing leadership and consulting for merger transactions, Sarbanes-Oxley Act implementations, SEC reporting matters and international operations. During this time Mr. Hillier also provided Chief Financial Officer services to various small companies assisting with capital formation, strategic planning and operations management. From 2007 until May 2008, Mr. Hillier served as the Chief Financial Officer for The Continuous Learning Group, an international strategy and management consulting firm where he lead the finance department and provided strategic direction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 24, 2008
Axion Power International, Inc.

	By:	/s/ Thomas Granville
Thomas Granville
Chief Executive Officer